Exhibit 4.2

THIS SECURITY IS A SECURITY IN GLOBAL FORM AS REFERRED TO IN THE INDENTURE HEREINAFTER REFERENCED AND REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. IN THE EVENT THAT THIS GLOBAL SECURITY IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, ALL SUCH INDIVIDUAL SECURITIES IN THE FORM OF DEFINITIVE CERTIFICATES SHALL CONTAIN THE LEGENDS BELOW WITH RESPECT TO JAPANESE TAXATION.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OF THIS SECURITY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

INTEREST PAYMENTS ON THIS SECURITY WILL BE SUBJECT TO JAPANESE WITHHOLDING TAX, UNLESS THE HOLDER ESTABLISHES THAT THIS SECURITY IS HELD BY OR FOR THE ACCOUNT OF A HOLDER THAT IS (I) FOR JAPANESE TAX PURPOSES, NEITHER (X) AN INDIVIDUAL RESIDENT OF JAPAN OR A JAPANESE CORPORATION, NOR (Y) AN INDIVIDUAL NON-RESIDENT OF JAPAN OR A NON-JAPANESE CORPORATION THAT IN EITHER CASE IS A PERSON HAVING A SPECIAL RELATIONSHIP WITH THE ISSUER OF THIS SECURITY (A “SPECIALLY-RELATED PERSON OF THE ISSUER”) AS DESCRIBED IN ARTICLE 6, PARAGRAPH (4) OF THE ACT ON SPECIAL MEASURES CONCERNING TAXATION OF JAPAN (ACT NO. 26 OF 1957, AS AMENDED) (THE “SPECIAL TAXATION MEASURES ACT”) OR (II) A JAPANESE FINANCIAL INSTITUTION DESIGNATED IN ARTICLE 3-2-2, PARAGRAPH (29) OF THE CABINET ORDER (CABINET ORDER NO. 43 OF 1957, AS AMENDED) WHICH COMPLIES WITH THE REQUIREMENT FOR TAX EXEMPTION UNDER ARTICLE 6, PARAGRAPH (9) OF THE SPECIAL TAXATION MEASURES ACT.

INTEREST PAYMENTS ON THIS SECURITY TO AN INDIVIDUAL RESIDENT OF JAPAN, TO A JAPANESE CORPORATION NOT DESCRIBED IN ITEM (II) OF THE PRECEDING PARAGRAPH, OR TO AN INDIVIDUAL NON-RESIDENT OF JAPAN OR A NON-JAPANESE CORPORATION THAT IN EITHER CASE IS A SPECIALLY-RELATED PERSON OF THE ISSUER WILL BE SUBJECT TO DEDUCTION IN RESPECT OF JAPANESE INCOME TAX AT A RATE OF 15% OF THE AMOUNT SPECIFIED IN SUBPARAGRAPH (A) OR (B) BELOW TO AND INCLUDING DECEMBER 31, 2012 AND 15.315% OF THE AMOUNT SPECIFIED IN SUBPARAGRAPH (A) OR (B) BELOW FROM AND INCLUDING JANUARY 1, 2013, IN EACH CASE AS APPLICABLE:

(A)	IF INTEREST IS PAID TO AN INDIVIDUAL RESIDENT OF JAPAN, TO A JAPANESE CORPORATION, OR TO AN INDIVIDUAL NON-RESIDENT OF JAPAN OR A NON-JAPANESE CORPORATION THAT IN EITHER CASE IS A SPECIALLY-RELATED PERSON OF THE ISSUER (EXCEPT AS PROVIDED IN SUBPARAGRAPH (B) BELOW), THE AMOUNT OF SUCH INTEREST; OR

(B)	IF INTEREST IS PAID TO A PUBLIC CORPORATION, A FINANCIAL INSTITUTION, A FINANCIAL INSTRUMENTS BUSINESS OPERATOR OR CERTAIN OTHER ENTITIES THROUGH A JAPANESE PAYMENT HANDLING AGENT AS PROVIDED IN ARTICLE 3-3, PARAGRAPH (6) OF THE SPECIAL TAXATION MEASURES ACT IN COMPLIANCE WITH THE REQUIREMENT FOR TAX EXEMPTION UNDER THAT PARAGRAPH, THE AMOUNT OF SUCH INTEREST MINUS THE AMOUNT PROVIDED IN THE CABINET ORDER RELATING TO SAID PARAGRAPH (6).

NIPPON TELEGRAPH AND TELEPHONE CORPORATION

[—]% Notes due [— —, —]

Principal Amount: $[—]

No. [—]

CUSIP: [—]

ISIN:     [—]

Common Code: [—]

Nippon Telegraph and Telephone Corporation, a joint stock company organized under the laws of Japan (the “Issuer”, which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal amount set forth above on [— —], [—] and to pay interest thereon from [— —], [—] or from the most recent interest payment date to which interest has been paid or duly provided for, semi-annually in arrears on [— —] and [— —] in each year commencing [— —], [—] at the rate per annum provided in the title hereof, until the principal hereof is paid or made available for payment, all subject to and in accordance with the terms of the Indenture.

With respect to each interest payment date, as described above, interest shall be paid to the holders of record as of the immediately preceding [— — and — —], as applicable. Interest on this Security will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

If any payment is due on this Security on a day that is not a business day, payment will be made on the day that is the next business day. Payments postponed to the next business day in this situation will be treated under the Indenture as if they were made on the original due date. Postponement of this kind will not result in an Event of Default under the Securities or the Indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day.

For the purposes of the preceding paragraph, “business day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking or trust institutions in New York City, in London or in Tokyo are authorized generally or obligated by law, regulation or executive order to close.

The principal of, and interest and additional amounts on, this Security will be payable in U.S. dollars. The Issuer will cause the Trustee, or the paying agent, if any, to pay such amounts, on the dates payment is to be made, directly to Cede & Co., or registered assigns.

The Issuer will pay the holder hereof additional amounts with respect to withholding taxes as are provided for, and subject to the conditions stated, on the reverse of this Security.

This Security is the direct and unsubordinated general obligation of the Issuer and ranks pari passu and without any preference with all of the Issuer’s other unsubordinated indebtedness in the form of bonds, notes or debentures (which fall within the meaning of shasai as referred to in Article 9, paragraph 1, of the Law Concerning Nippon Telegraph and Telephone Corporation, etc. (Law No. 85 of 1984), as amended (the “NTT Law”)), from time to time outstanding, that is unsecured except for the preferential right referred to in Article 9, paragraph 1 of the NTT Law. This Security is not redeemable prior to maturity, except as set forth on the reverse of this Security and will not be subject to any sinking fund.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Security shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, NIPPON TELEGRAPH AND TELEPHONE CORPORATION has caused this Security to be duly executed.

Dated:                     , [—]

NIPPON TELEGRAPH AND TELEPHONE CORPORATION

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated:                     , [—]

UNION BANK, N.A., as Trustee

By:
Name:
Title:

[Global Security No. [—]]

REVERSE OF SECURITY

This Security is one of the duly authorized issues of debentures, notes or other evidences of indebtedness of the Issuer (hereinafter called the “Securities”), of the series hereinafter specified, all issued or to be issued under and pursuant to the indenture dated as of [——], [—] (hereinafter called the “Indenture”), duly executed and delivered by the Issuer and Union Bank, N.A., as Trustee (the “Trustee”, which term includes any successor Trustee under the Indenture), to which Indenture and any other indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee and any agent of the Trustee, any paying agent, the Issuer and the Holders of the Securities and of the terms upon which the Securities are issued and are to be authenticated and delivered. This Security is one of the series designated on the face hereof. By the terms of the Indenture, additional Securities of this series and of other separate series, which may vary as to date, amount, seniority, stated maturity (if any), interest rate or method of calculating the interest rate and in other respects as therein provided, may be issued in an unlimited amount.

Payments of principal and interest on the Securities will be made by the Issuer without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges imposed or levied by or on behalf of Japan or any political subdivision thereof having power to tax, unless otherwise required by law. If any such withholding or deduction is required by Japanese law, the Issuer will pay to a Holder such additional amounts as may be necessary in order that the amount received by the Holder after such withholding or deduction will be equal to the amount that, in the absence of such deduction or withholding, would have been received by the Holder. However, no additional amounts will be payable with respect to any Security under any of the following circumstances:

•

the Holder or beneficial owner of the Security is an individual non-resident of Japan or non-Japanese corporation and is liable for such Japanese taxes in respect of such Security by reason of its (A) having some connection with Japan other than the mere holding of the Security or (B) being a specially-related person of the Issuer (as described in Article 6, paragraph 4 of the Act on Special Measures Concerning Taxation of Japan (Act No. 26 of 1957, as amended), or the “Special Taxation Measures Act”; each such person, a “Specially-Related Person”);

•

the Holder or beneficial owner would otherwise be exempt from any such withholding or deduction but failed to comply with any applicable requirement to provide certain information prescribed by the Special Taxation Measures Act and the cabinet order and other regulations thereunder to enable a Participant (as defined below) to establish that a beneficial owner is exempted from the requirement for Japanese taxes to be withheld or deducted (the “Interest Recipient Information”) or to submit a Hikazei Tekiyo Shinkokusho (“Written Application for Tax Exemption”) to the relevant paying agent to whom such Security is presented, or whose Interest Recipient Information is not duly communicated through the relevant participant in an international clearing organization or financial intermediary, in each case, as prescribed by the Special Taxation Measures Act (each such participant or intermediary, a “Participant”), as required under the Special Taxation Measures Act, and the relevant international clearing organization to such paying agent;

•

the Holder or beneficial owner of the Security is for Japanese tax purposes treated as an individual resident of Japan or a Japanese corporation (except for (A) a Japanese bank, Japanese insurance company, Japanese securities company or other Japanese financial institution falling under certain categories prescribed by the Cabinet Order under Article 6, paragraph 9, of the Special Taxation Measures Act (each such institution, a “Designated Financial Institution”) that complies with the requirement, among others, to provide Interest Recipient Information or to submit a Written Application for Tax Exemption, or (B) an individual resident of Japan or a Japanese corporation that duly notifies (directly or through the relevant Participant, as required under the Special Taxation Measures Act, or otherwise) the relevant paying agent of its status as not being subject to withholding or deduction by the Issuer by reason of receipt by such individual resident of Japan or Japanese corporation of interest on the Security through a payment handling agent in Japan appointed by the Issuer);

•

the Security is presented for payment (where presentation is required) more than 30 days after the day on which such payment on the Security became due or after the full payment was provided for, whichever occurs later, except to the extent the Holder thereof would have been entitled to additional amounts on presenting the same for payment on the last day of such period of 30 days;

•

the withholding or deduction is imposed on a payment to an individual pursuant to the European Council Directive 2003/48/EC regarding the taxation of savings income, or any law implementing or complying with, or introduced in order to conform to such directive;

•

the withholding or deduction is imposed on a Holder or beneficial owner who could have avoided such withholding or deduction by presenting its Security (where presentation is required) to another paying agent maintained by the Issuer; or

•	any combination of the above.

The Issuer will make any required withholding or deduction and remit the full amount deducted or withheld to the Japanese taxing authority in accordance with applicable law, if required by Japanese law to make any such withholding or deduction. The Issuer will use commercially reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any tax, duty, assessment, fee or other governmental charge so deducted or withheld to the extent available from the Japanese taxing authority imposing such tax, duty, assessment or other governmental charge. The Trustee will make such certified copies available upon reasonable written request to the Trustee.

Additional amounts will not be paid with respect to any payment on the Securities to or on behalf of a Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of Japan to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who, in each case, would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the Holder of the Security. The obligation to pay additional amounts with respect to any taxes, duties, assessments or governmental charges shall not apply to (A) any estate, inheritance, gift, sales, transfer, personal property or any similar tax, duty, assessment or governmental charge or (B) any tax, duty, assessment or governmental charge which is payable otherwise than by deduction or withholding from payments of principal or interest on the Securities; provided that, except as otherwise set forth herein and in the Indenture, the Issuer shall pay all stamp and other duties, if any, which may be imposed by Japan, the United States or any political subdivision or any taxing authority thereof or therein, with respect to the Indenture or as a consequence of the initial issuance, execution, delivery or registration of the Securities.

References to principal of and any premium and/or any interest in respect of the Securities will be deemed to include any additional amounts due which may be payable as set forth herein and in the Indenture in respect of such principal, premium and/or interest.

The Issuer has the option to redeem the Securities prior to maturity if, as a result of any change in or amendment to the laws or regulations of Japan or any political subdivision or authority thereof or therein having power to tax, or any change in application or official interpretation of such laws or regulations, which change in or amendment to such laws or regulations becomes effective on or after the issue date of the Securities, the Issuer would be required to pay additional amounts as described above and such obligation cannot be avoided by the Issuer through the taking of reasonable measures available to it, in which case the Issuer may redeem the Securities in whole, but not in part, at a redemption price equal to 100% of the principal amount of the Securities plus accrued but unpaid interest through but not including the redemption date. Furthermore, the Issuer must give the Holder of the Securities between 30 and 60 days’ notice before redeeming the Securities, and no such notice of redemption may be given earlier than 90 days prior to the earliest date on which the Issuer would be required to pay additional amounts if a payment in respect of the Securities were then due.

The Issuer also has the option to redeem the Securities, in whole or in part, at any time prior to maturity, at a redemption price equal to the greater of:

(A) 100% of the principal amount of the Securities; or

(B) the sum of the present value of the remaining scheduled payments of principal and interest on the Securities (exclusive of interest accrued to the date of redemption), as the case may be, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus [—] basis points, plus, in each case, accrued and unpaid interest on the principal amount of the Securities to, but excluding, the redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term, referred to as the Remaining Life, of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of three Reference Treasury Dealer Quotations for such redemption date or (2) if the Independent Investment Banker is unable to obtain three Reference Treasury Dealer Quotations for such redemption date, the average of all quotations obtained.

“Independent Investment Banker” means an independent investment banking or commercial banking institution of national standing appointed by the Issuer.

“Reference Treasury Dealer” means each of [—], [—] and [—] (or their respective affiliates that are primary U.S. government securities dealers in New York City, each of which is referred to as a “Primary Treasury Dealer”) and their respective successors; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Issuer shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any date of redemption, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 3:30 p.m., New York City time, on the third business day preceding the date of redemption.

So long as any of the Securities remain outstanding, the Issuer may not create or permit to subsist any mortgage, charge, pledge or other security interest upon the whole or any part of its property, assets or revenues, present or future, to secure, for the benefit of the holders thereof, any External Indebtedness, as defined below, without at the same time securing its debt obligations under the Securities and the Indenture equally and ratably with such External Indebtedness or such other security or guarantee as shall be approved by Holders representing more than 50% of the Outstanding Principal amount of the Securities. “External Indebtedness” means any of the indebtedness of the Issuer in the form of or represented by bonds, notes, debentures or other securities which (A) either (1) are, or may at the option of the person entitled thereto be or become, denominated or payable in, or by reference to, a currency or currencies other than yen or (2) are denominated or payable in yen and more than 50% of the aggregate principal or face amount of which is initially distributed by the Issuer or with the Issuer’s authorization outside Japan; and (B) are, or are capable of being, quoted, listed or ordinarily traded on any stock exchange or on any over-the-counter securities market.

The Issuer reserves the right, from time to time, without the consent of the Holders of the Securities, to issue additional Securities on terms and conditions identical to those of the Securities (other than the issue date, the date upon which interest first accrues, and, in some cases, the first interest payment date), which additional Securities shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Securities; provided that such additional Securities must be fungible with the Securities for U.S. federal income tax purposes. The Issuer may also issue other securities under the Indenture as part of a separate series that have different terms from the Securities.

The Issuer may change the paying agent or registrar without prior notice to the Holders of the Securities, and the Issuer or any of its subsidiaries may act as paying agent or registrar.

A Holder of Securities issued in definitive form may transfer or exchange Securities in accordance with the Indenture. As described in the legend on the face of this global security, interest payments on such Securities issued in definitive form will be subject to Japanese income taxation unless the Holder establishes the matters set forth therein. Such legend concerning Japanese taxation shall also be included on the face of any Securities issued in definitive form. The registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Indenture. The Issuer will treat the registered Holder of a Security as the owner of that Security for all purposes, except as described above.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of all series to be affected (voting as a class). The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable, upon surrender of this Security for registration of transfer at the office or agency of the Issuer in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the security registrar duly executed by, the Holder hereof or his attorney duly authorized in writing and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

This Security shall be governed by and construed in accordance with the laws of the State of New York, except with respect to its authorization and execution by the Issuer and other matters required to be governed by the laws of Japan.

All capitalized terms used but not defined in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

PAYING AGENT

Union Bank, N.A.

1251 Avenue of the Americas, 19th Floor

New York, New York, 10020

United States of America

Attn: Patricia Phillips-Coward

Phone: +1-646-452-2016

Fax: +1-646-452-2000